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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report: August 20, 2001
                        (Date of earliest event reported)


                                DRKOOP.COM, INC.
             (exact name of registrant as specified in its charter)



           DELAWARE                     000-26275                 95-4697615
(State or other jurisdiction      (Commission File No.        (I.R.S. Employer
     of incorporation or                                     Identification No.)
        organization)


                          225 ARIZONA AVENUE, SUITE 250
                             SANTA MONICA, CA 90401
          (Address of Principal executive offices, including zip code)



                                 (310) 395-5700
              (Registrant's telephone number, including area code)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF IVONYX GROUP SERVICES, INC.

GENERAL. On August 20, 2001, we consummated our acquisition of substantially all the operating assets of IVonyx Group Services, Inc., a privately-held provider of home infusion therapy services. As part of the consideration for the IVonyx acquisition, at the closing, we paid IVonyx $2.0 million in cash and 5.0 million shares of our common stock. In addition, we may be required to make one (and only one) of the following additional earnout payments to IVonyx based on the net income of the IVonyx business, as part of the consideration in this acquisition:

        - if net income during the first 12 month period following the closing (the "Earnout Period") for the IVonyx business exceeds $2.0 million but is less than $3.0 million, we will be obligated to pay IVonyx an additional $666,667 plus thirty three percent (33%) of the incremental net income above $2.0 million (such payment to be made in quarterly installments following the completion of the Earnout Period);

        - if net income during the Earnout Period for the IVonyx business exceeds $3.0 million but is less than $5.0 million, we will be obligated to pay IVonyx an additional $2.0 million ($1.0 million of which will be paid upon final determination of net income during the Earnout Period and the remaining $1.0 million will be paid in quarterly installments following the completion of the Earnout Period) and 2.5 million shares of our common stock; or

        - if net income during the Earnout Period for the IVonyx business exceeds $5.0 million, we will be obligated to pay IVonyx an additional $2.0 million and 7.5 million shares of our common stock.

Prior to the closing of the acquisition, we amended the terms of the purchase agreement to require that a portion of the cash purchase price to be paid at closing be placed in a joint escrow account to be used to satisfy certain pre-closing liabilities of IVonyx. In addition, IVonyx will be required to pay us $190,000, subject to adjustment, by January 31, 2002, subject to payment by Ivonyx of existing obligations to secured creditors.

The stock component of the consideration paid at closing was structured as a private placement of our common stock exempt from the registration requirements of the Securities Act, and the shares of common stock issued may not be offered or sold absent registration or an applicable exemption from registration. We have agreed to grant "piggyback" registration rights with respect to shares of our common stock issued in the transaction. The summary of our agreement with IVonyx set forth above is qualified in its entirety by references to the asset purchase agreement and first amendment thereto, filed as an exhibit on our Forms 8-K filed on April 16, 2001 and July 31, 2001, respectively, and the second and third amendments to the asset purchase agreement which we are filing as exhibits with this report. Please refer to our reports on Forms 8-K filed with the Securities and Exchange Commission on April 16, 2001, July 16, 2001, July 27, 2001, July 31, 2001 and August 9,2001 for more information regarding the IVonyx acquisition.

CHANGES IN MANAGEMENT AND OUR BOARD OF DIRECTORS. In connection with the consummation of the IVonyx acquisition, G. Peter Molloy, Jr., the Chief Executive Officer and President of IVonyx, replaced Edward A. Cespedes as President of our company. Mr. Cespedes will continue to serve as the Vice Chairman of our Board of Directors. Simultaneously with the closing of the IVonyx acquisition, Mr. Molloy has entered into a one-


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year employment agreement with us, pursuant to which he will be paid an annual base salary of $300,000. In connection with his entering into the employment agreement, Mr. Molloy has been granted options to purchase 3.0 million shares of our common stock, with an exercise price per share equal to $0.112, the market price of our common stock on the closing date of the acquisition. Of these options, 100,000 will vest on the date of grant and the balance will vest in annual installments over three years. Vesting is accelerated in the event of a change of control of our company and in the event of a termination without cause or for good reason under the employment agreement. Under the terms of his employment agreement, if Mr. Molloy is terminated without cause, he will be entitled to receive his base salary and continuation of his benefits for a period of six (6) months after the date of termination. If he is terminated without cause, all stock options held by him will immediately vest.

Mr. Molloy and Albert J. Henry, the Chairman of IVonyx, have joined our Board of Directors.

CREDIT FACILITY. Concurrently with the consummation of the IVonyx transaction, drkoop Lifecare, Inc., our wholly-owned subsidiary which acquired the operating assets of IVonyx, entered into a $10.0 million working capital credit facility with Heller Healthcare Finance, Inc. ("Heller"). Borrowings under the facility are subject to our building up a borrowing base of accounts receivables from the IVonyx business following the closing date and are limited to eighty five percent (85%) of the above-referenced accounts receivable borrowing base, subject to adjustment based on liquidity and other features. The loan is secured by all of the assets of the business acquired from IVonyx. In addition, we will not be permitted to make borrowings under the credit facility until certain post-closing obligation are satisfied. The summary of the credit facility in this report is qualified in its entirety by references to the loan and security agreement which we are filing as an exhibit with this report.

ADVISORY SERVICES OF COMMONWEALTH ASSOCIATES, L.P. Under the terms of advisory agreements which we have previously entered into with Commonwealth Associates, L.P. ("Commonwealth"), we have paid Commonwealth a fee of $200,000 for advisory services relating to the IVonyx acquisition and $100,000 for advisory services relating to the above-referenced credit facility.

ITEM 5. OTHER EVENTS.

PREFERRED STOCK FINANCING.

On August 20, 2001, we consummated a $4.325 private placement of our preferred stock. The offering was made solely to accredited investors by way of a private placement exempt from registration under the Securities Act of 1933, as amended.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

      10.105 Loan and Security Agreement, dated as of August 20, 2001, by and between drkoop Lifecare, Inc. and Heller Healthcare Finance, Inc.

      10.106 Employment Agreement, dated as of August 20, 2001, by and between drkoop Lifecare, Inc. and G. Peter Molloy, Jr.

      10.107   Non-Qualified Stock Option Agreement, dated as of August 20,
               2001, by and between drkoop.com, Inc. and G. Peter Molloy, Jr.

      10.108   Non-Qualified Stock Option Agreement, dated as of August 20,
               2001, by and between drkoop.com, Inc. and G. Peter Molloy, Jr.

      10.109   Amendment No. 2 to Asset Purchase Agreement, by and among IVonyx
               Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and drkoop
               LifeCare, Inc. (formerly known as Infusion Acquisition Sub,
               Inc.), dated as of August 8, 2001.

      10.110   Amendment No. 3 to Asset Purchase Agreement, by and among IVonyx
               Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and drkoop
               LifeCare, Inc. (formerly known as Infusion Acquisition Sub,
               Inc.), dated as of August 17, 2001.

      99.1 Text of press release, dated as of August 20, 2001, of drkoop.com, Inc.


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      SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                             drkoop.com, Inc.



Date:  August 20, 2001                       By /s/ RICHARD M. ROSENBLATT
                                               ---------------------------------
                                             Name:  Richard M. Rosenblatt
                                             Title: Chief Executive Officer


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EXHIBIT INDEX

Exhibit No.    Description
------------   -----------
      10.105   Loan and Security Agreement, dated as of August 20, 2001, by and between drkoop Lifecare, Inc. and Heller Healthcare Finance, Inc.

      10.106 Employment Agreement, dated as of August 20, 2001, by and between drkoop Lifecare, Inc. and G. Peter Molloy, Jr.

      10.107   Non-Qualified Stock Option Agreement, dated as of August 20,
               2001, by and between drkoop.com, Inc. and G. Peter Molloy, Jr.

      10.108   Non-Qualified Stock Option Agreement, dated as of August 20,
               2001, by and between drkoop.com, Inc. and G. Peter Molloy, Jr.

      10.109   Amendment No. 2 to Asset Purchase Agreement, by and among IVonyx
               Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and drkoop
               LifeCare, Inc. (formerly known as Infusion Acquisition Sub,
               Inc.), dated as of August 8, 2001.

      10.110   Amendment No. 3 to Asset Purchase Agreement, by and among IVonyx
               Group Services, Inc., IVonyx, Inc., drkoop.com, Inc., and drkoop
               LifeCare, Inc. (formerly known as Infusion Acquisition Sub,
               Inc.), dated as of August 17, 2001.

      99.1 Text of press release, dated as of August 20, 2001, of drkoop.com, Inc.



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